UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2004 (September 10, 2004)

WINDROSE MEDICAL PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (317) 860-8180

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement

     On September 10, 2004, a subsidiary of Windrose Medical Properties Trust (“Windrose”) entered into a $24.0 million secured construction loan facility with Huntington National Bank. This construction loan facility and the use of borrowings under the facility are described in greater detail in Item 2.03 below and such disclosure is incorporated by reference from Item 2.03 below into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On September 10, 2004, a subsidiary of Windrose entered into a loan agreement with The Huntington National Bank providing for a $24.0 million secured construction loan facility. Windrose will use borrowings under the loan facility from time to time to fund a portion of the construction and development costs of a 126,000 square foot acute care specialty hospital in Bellaire (Houston), Texas (the “Project”) specializing in orthopedic and neurological surgery with a total development budget of $33.2 million. This hospital will have 64 in-patient beds, 10 operating rooms and a parking deck with 163 parking spaces. The hospital will be owned by a subsidiary of Windrose and leased pursuant to an eighteen-year lease to Foundation Surgical Hospital (“FSH”). FSH is a joint venture between a group of 24 orthopedic surgeons and neurologists and Foundation Surgery Affiliates (“FSA”). FSA, headquartered in Oklahoma City, is a leading for-profit operator of ambulatory surgery centers and other specialty treatment facilities. FSA will serve as the manager of FSH operations. The loan facility is secured by a first mortgage on the Project, a security agreement and fixture lien, and an assignment of rents and leases in the Project. Borrowings under the loan facility bear interest at variable rates of prime rate plus 1.0%. The loan matures on September 1, 2006. As of September 17, 2004, there was no balance outstanding.

     On September 10, 2004, the same subsidiary of Windrose entered into a loan agreement with The Huntington Real Estate Investment Company for a $5.0 million subordinated loan to fund a portion of the acquisition, development and construction of the Project. This loan is secured by a second mortgage on the Project, a security agreement and fixture lien, a second priority assignment of rents and leases in the Project, a pledge of the ownership interests in the Windrose subsidiary that will own the Project and a guaranty by Windrose. The loan may be drawn in up to three installments of not less than $1.0 million each and must be fully disbursed by December 31, 2004. The loan will bear interest at an annual rate of 11.0%, and there is no required principal amortization. The loan matures on August 31, 2006.

     The land underlying the Project is subject to a ground lease and a separate subsidiary of Windrose has purchased a 51% interest in the ground lessor.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST
Date: September 20, 2004	By:	/s/ Doug Hanson
Doug Hanson
Chief Financial Officer

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